Exhibit 3.1

AMENDED AND RESTATED

BY - LAWS

OF

TRIUMPH GROUP, INC.

ARTICLE I

OFFICES

Section 1.               The registered office in the State of Delaware shall be as stated in the Certificate of Incorporation or at such other location in the State of Delaware to which the registered office shall be changed by action of the Board of Directors.

Section 2.               The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.               All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.               Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.               Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4.               The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided in the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 5.               Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman or the President and shall be called by the Chairman or the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing in compliance with these By-laws of stockholders of record owning at least 25% in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. To be in proper form, such request shall state the purpose or purposes of the proposed meeting and include all information that is required to be delivered pursuant to Sections 13 and 14 of this Article II of these By-laws. Upon receipt of such request from stockholders of record owning the requisite amount of capital stock, the Chairman, President or Secretary shall call the special meeting of stockholders at a time, date and place determined by such officer calling the meeting, with such date to be no more than 120 days following receipt of the request to call such special meeting by the requisite stockholders.

Section 6.               Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7.               Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice, and in the case of a meeting held at the request of stockholders owning a majority in amount of the entire capital stock of the Corporation must comply with all requirements listed in these By-laws.

For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these By-laws as to such business or nomination.

For proposals of business to be properly requested by a stockholder to be brought before a special meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such special meeting by or at the direction of the Board of Directors and at the time of the special meeting, (ii) be entitled to vote at such special meeting and (iii) comply with the procedures set forth in these By-laws as to such business.

Section 8.               The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. The Chairman or the President may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 9.               (A)            Except as set forth below, election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. For purposes of this By-law, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this By-law, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Section 13 of this Article II or Section 14 of Article III of these By-laws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with Section 13 of this Article II or a Notice of Proxy Access Nomination (as defined herein) was timely filed in accordance with Section 14 of Article III, as applicable; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination or Notice of Proxy Access Nomination, as applicable, are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

(B)                      If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors in accordance with the agreement contemplated by clause D of Section 15 of this Article of these By-laws. The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the  tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this By-law, or if a nominee for director is not elected such nominee is not an incumbent director and there is a resulting vacancy, then in each case the Board of Directors, in its sole discretion, may fill such resulting vacancy pursuant to the provisions of Article III, Section 2 of these By-laws or may decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 1 of these By-laws.

(C)                      When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting (except for the election of directors, which is governed by the preceding two paragraphs), unless the question is one upon which by express provision of the statute or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.    Unless otherwise provided in the Certificate of Incorporation or by law or statute, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Section 11.        Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall request the Board of Directors to fix a record date, which request shall be in proper form and delivered to the Secretary at the principal executive offices of the Corporation. To be in proper form, such request must be in writing, shall state the purpose or purposes of the action or actions proposed to be taken by written consent.

The Board of Directors shall promptly, but in all events within ten (10) days after the date on which a properly submitted request is received, adopt a resolution fixing the record date. The record date fixed by the Board of Directors pursuant to the preceding Section shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date, if any, on which the Board of Directors adopts the resolution taking such prior action.

Section 12.        In the event of the delivery, in the manner provided by in this Section of these By-laws, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation may engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. If the Corporation has engaged independent inspectors, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with this Section of these By-laws represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 13.        The order of business at meetings of stockholders shall be as follows:

(A)                      Business at Annual Meetings of Stockholders. At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these By-laws. For proposals of business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these By-laws as to such business. The preceding sentence shall be the exclusive means for a stockholder to bring business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(B)                      Business at Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors, or (c) otherwise properly requested to be brought before the special meeting by a stockholder of the Corporation in accordance with these By-laws. For proposals of business to be properly requested by a stockholder to be brought before a special meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such special meeting by or at the direction of the Board of Directors and at the time of the special meeting, (ii) be entitled to vote at such special meeting and (iii) comply with the procedures set forth in these By-laws as to such business. The preceding sentence shall be the exclusive means for a stockholder to bring business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of stockholders.

(C)                      Nominations at Meetings of Stockholders. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors, (b) by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice of such meeting and at the time of the meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the procedures set forth in Section 14 of this Article II of these By-laws as to such nomination by a stockholder or (c) in case of annual meetings, by any Eligible Stockholder (as defined in Section 14(D) of Article III) who complies with the procedures set forth in Section 14 of Article III of these By-laws. The preceding sentence shall be the exclusive means for a stockholder to make nominations before a meeting of stockholders.

(D)                      General. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Chairman of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these By-laws and, if any proposed nomination or other business is not in compliance with these By-laws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

Section 14.        Advance notice of stockholder business and nominations shall comply with the following requirements:

(A)                      Annual Meeting of Stockholders. Without qualification or limitation, subject to Section 14(C)(4) of this Article II of these By-laws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 13(A) of this Article of these By-laws, the stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 15 of this Article II of these By-laws), and timely updates and supplements thereof, in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action.

To be timely, a stockholder’s notice in proper form shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 14(A) of Article II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(B)                      Special Meetings of Stockholders. Without qualification or limitation, subject to Section 14(C)(4) of this Article II of these By-laws, for any business to be properly requested to be brought before a special meeting by a stockholder pursuant to Section 13(B) of this Article II of these By-laws, the stockholder must have given timely notice thereof and timely updates and supplements thereof in writing to the Secretary and such business must otherwise be a proper matter for stockholder action.

Subject to Section 14(C)(4) of this Article II of these By-laws, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Section 15 of this Article II of these By-laws), and timely updates and supplements thereof, in writing, to the Secretary.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and, if applicable, of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(C)                      Disclosure Requirements.

(1)                        To be in proper form, a stockholder’s notice (whether given pursuant to Section 13(A) or 13(B) of Article II of these By-laws) to the Secretary must include the following, as applicable.

(a)                        As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a stockholder’s notice must set forth: (i) the name and address of such stockholder, as they appear on the Corporation’s books, the name and address of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial owner has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder or such beneficial owner, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder or such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder or such beneficial owner, and (I) any direct or indirect interest of such stockholder or such beneficial owner in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b)                        If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the By-laws of the Corporation, the text of the proposed amendment), and (iii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(c)                         As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (x) the class, series and number of all shares of stock of the Corporation which are owned by such person, (y) the name of each nominee holder of shares owned beneficially but not of record by such person and the number of shares of stock held by each such nominee holder, and (z) whether and the extent to which any Derivative Instrument has been entered into by or on behalf of such person with respect to stock of the Corporation and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase the voting power or pecuniary or economic interest of such person with respect to stock of the Corporation, (iv) the written representation and agreement of such person required by Section 15 of Article II, (v) any other information relating to such person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d)                        With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement required by Section 15 of Article II of these By-laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(2)                        For purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)                        Notwithstanding the provisions of these By-laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these By-laws with respect to nominations or proposals as to any other business to be considered pursuant to Section 13 of Article II of these By-laws.

(4)                        Nothing in these By-laws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these By-laws. Subject to Rule 14a-8 under the Exchange Act, nothing in these By-laws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any business proposal.

(D)                      In addition to the information required pursuant to Section 14(C) of this Article II or any other provision of these By-laws, the Corporation may require any proposed nominee to furnish any other information that (1) may reasonably be requested by the Corporation to determine whether the nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (2) could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (3) may reasonably be requested by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation.

(E)    Except as may otherwise be provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances, no person shall be eligible for election by the stockholders as a director of the Corporation unless nominated in accordance with the provisions of either (1) Section 13(C) of this Article II and any applicable procedures set forth in this Section 14 of this Article II or (2) Section 14 of Article III and any applicable procedures set forth therein.  The chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in compliance with such procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For the avoidance of doubt, if a nominee and/or the stockholder providing a stockholder’s notice relating to such nominee breaches any of its agreements or representations or fails to comply with any of its obligations under Section 13(C) of this Article II or this Section 14, as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the meeting, then such nomination shall be deemed not to have been made in accordance with the procedures set forth in this Section 14 and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 15.        To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 14 of this Article II of these By-laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time and (D) will abide by the requirements of Section 9 of this Article II of these By-laws.

ARTICLE III

DIRECTORS

Section 1.               The number of directors which will constitute the Board of Directors shall be determined by a resolution of the Board of Directors. The foregoing sentence may not be amended or otherwise modified without the prior consent of the holders of a majority of the capital stock of the Corporation entitled to vote thereon. Each director shall be elected for a term of one (1) year at the annual meeting of stockholders. Each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

Section 2.               Vacancies and newly created directorships resulting from any increases in the authorized number of directors may only be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

MEETINGS OF THE BOARD OF DIRECTORS

Section 3.               The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 4.               The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 5.               Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 6.               Special meetings of the Board may be called by the Chairman or the President on one (1) day’s notice to each director, either personally or by mail, by facsimile or by telegram; special meetings shall be called by the Chairman or the President or Secretary in like manner and on like notice on the written request of two (2) directors.

Section 7.               At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.               Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 9.               Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

Section 10.        The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 11.        Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 12.        Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. Compensation of directors may consist of cash, stock, stock options or any other form of compensation that the Board of Directors chooses in its sole discretion.

REMOVAL OF DIRECTORS

Section 13.        Unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.

PROXY ACCESS FOR DIRECTOR NOMINATIONS

Section 14.        (A)            Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 14, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors by an Eligible Stockholder pursuant to and in accordance with this Section 14 (a “Stockholder Nominee”).  For purposes of this Section 14, the “Required Information” that the Corporation will include in its proxy statement is (1) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (2) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 14(H) of this Article III).  For the avoidance of doubt, nothing in this Section 14 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 14.  Subject to the provisions of this Section 14, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.

(B)                      In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 14, the Eligible Stockholder must have given timely written notice thereof (a “Notice of Proxy Access Nomination”) in proper form to the Secretary of the Corporation and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the Corporation’s proxy materials pursuant to this Section 14.  To be timely, the Notice of Proxy Access Nomination must be received at the principal executive offices of the Corporation not less than 120 nor more than 150 calendar days prior to the one-year anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders.  In no event shall the adjournment or postponement of the annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 14.

(C)                      The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 25% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 14 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 25% (such greater number, as it may be adjusted pursuant to this Section 14(C), the “Permitted Number”).  In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.  In addition, the Permitted Number shall be reduced by (1) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders) and (2) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the two preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors.  For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 14 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees.  Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 14 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 14 exceeds the Permitted Number.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 14 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 14 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as Owned in its Notice of Proxy Access Nomination.  If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 14 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 14 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.  Notwithstanding anything to the contrary contained in this Section 14, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 14 for any meeting of stockholders for which the Secretary of the Corporation receives a stockholder’s notice (whether or not subsequently withdrawn) indicating that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to clause (b) of Section 13(C) of Article II and the related procedures set forth in Section 14 of Article II.

(D)                      An “Eligible Stockholder” is a stockholder or group of stockholders that (1) has Owned (as defined in Section 14(E) of this Article III) continuously throughout the three-year period preceding and including the date the Notice of Proxy Access Nomination is received at the principal executive offices of the  Corporation in accordance with this Section 14 (the “Minimum Holding Period”) a number of shares of common stock of the Corporation that represents at least three percent (3%) of the number of outstanding shares of common stock of the Corporation as of the most recent date for which such number is disclosed in any filing by the Corporation with the Securities and Exchange Commission prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Corporation in accordance with this Section 14 (the “Required Shares”), (2) continues to Own the Required Shares through the date of the annual meeting and (3) meets all other requirements of this Section 14.  Whenever the Eligible Stockholder consists of a group of stockholders, (i) each provision in this Section 14 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously for the Minimum Holding Period in order to meet the three percent Ownership requirement of the “Required Shares” definition) and (ii) a breach of any obligation, agreement or representation under this Section 14 by any member of such group shall be deemed a breach by the Eligible Stockholder.  No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting of stockholders.

(E)                       For purposes of this Section 14, a stockholder shall be deemed to “Own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (a) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (b) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (ii) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.  For purposes of this Section 14, a beneficial owner of shares of the Corporation’s common stock shall be considered a “stockholder” and shall “Own” shares held in the name of a nominee or other intermediary so long as such stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  A stockholder’s Ownership of shares shall be deemed to continue during any period in which (1) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice or less and includes in the Notice of Proxy Access Nomination an agreement that it (a) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (b) will continue to hold such recalled shares through the date of the annual meeting or (2) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder.  The terms “Owned,” “Ownership” and other variations of the word “Own” shall have correlative meanings.  Whether outstanding shares of common stock of the Corporation are “Owned” for these purposes shall be decided by the Board of Directors.

(F)                        To be in proper form, the Notice of Proxy Access Nomination must set forth or be accompanied by the following:

(1)                        a statement by the Eligible Stockholder (a) setting forth and certifying as to the number of shares it Owns and has Owned continuously for the Minimum Holding Period, (b) agreeing to continue to Own the Required Shares through the date of annual meeting and (c) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting;

(2)                        one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Corporation, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within 10 days following the record date for the annual meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;

(3)                        a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(4)                        the information, representations and other documents required to be set forth in or included with a stockholder’s notice for nomination of directors pursuant to Section 14 of Article II;

(5)                        a representation that the Eligible Stockholder (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (b) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 14, (c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (d) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (e) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (f) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(6)                        an undertaking that the Eligible Stockholder agrees to (a) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (b) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 14 or any solicitation or other activity in connection therewith and (c) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(7)                        in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 14 (including withdrawal of the nomination); and

(8)                        for each Stockholder Nominee, a written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected.

(G)                      In addition to the information required or requested pursuant to Section 14(F) of this Article III or any other provision of these By-laws, (1) the Corporation may require any proposed Stockholder Nominee to furnish any other information (a) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the Independence Standards, (b) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (c) that may reasonably be requested by the Corporation to determine the eligibility of such Stockholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 14 or to serve as a director of the Corporation, and (2) the Corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous Ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.

(H)                     For each of its Stockholder Nominees, the Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of such Stockholder Nominee’s candidacy (a “Supporting Statement”).  Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of each of its Stockholder Nominees.  Notwithstanding anything to the contrary contained in this Section 14, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.

(I)                          In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such defect and of the information that is required to correct any such defect. Without limiting the forgoing, an Eligible Stockholder shall provide immediate notice to the Corporation if the Eligible Stockholder ceases to Own any of the Required Shares prior to the date of the annual meeting.  In addition, any person providing any information to the Corporation pursuant to this Section 14 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than 10 days following the record date for the annual meeting. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 14(I) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 14).

(J)                          Notwithstanding anything to the contrary contained in this Section 14, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 14, any Stockholder Nominee (1) who would not be an independent director under the Independence Standards, (2) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-laws, the Certificate of Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable law, rule or regulation, (3) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (4) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (5) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (6) who shall have provided any information to the Corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(K)                      Notwithstanding anything to the contrary set forth herein, if (1) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 14 or (2) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 14, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting, (a) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (b) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (c) the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(L)                       Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at the annual meeting or (2) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 14 for the next two annual meetings of stockholders.  For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to clause (b) of Section 13(C) of Article II and the related procedures set forth in Section 14 of Article II.

(M)                   This Section 14 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

ARTICLE IV

NOTICES

Section 1.               Whenever, under the provisions of an applicable statute or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or facsimile and shall be deemed received upon the sender’s receipt of a confirmation therefor.

Section 2.               Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1.               The officers of the Corporation shall be a President, a Secretary and a Treasurer or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed. The Corporation may also have a Chairman and one or more Vice-Presidents and such other officers and assistant officers as the Board of Directors may choose. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

Section 2.               The officers and assistant officers shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and shall hold office until their successors are elected and qualified or until their earlier resignation or removal.

Section 3.               The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.               Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.               The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

THE CHAIRMAN

Section 6.               If a Chairman has been appointed by the Board of Directors, the Chairman shall preside at all meetings of the stockholders and the Board of Directors. At the direction of the Board of Directors, the Chairman may also be the chief executive officer of the Corporation and have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 7.               He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

THE PRESIDENT

Section 8.               The President may, at the direction of the Board of Directors, be the chief executive officer or the chief operating officer of the Corporation and, in the absence of the Chairman (if a Chairman has been appointed by the Board of Directors) and subject to any authority conferred upon the Chairman by the Board of Directors, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 9.               He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

THE VICE-PRESIDENTS

Section 10.        In the absence of the Chairman or the President or in the event of his inability or refusal to act, and if a Vice-President has been appointed by the Board of Directors, the Vice-President (or in the event there be more than one (1) Vice-President, the Vice-Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chairman or the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman or the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 11.        The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 12.        The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 13.        The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 14.        He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 15.        If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of this office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 16.        The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1.               The shares of the Corporation shall be represented by a certificate, provided that the Board of Directors may provide, by resolution or resolutions, that some or all or any or all classes or series of its stock or shall be uncertificated shares. Certificates shall be signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board of Directors, or the Chairman, the President or a Vice-President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.               Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3.               The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

Section 4.               Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

FIXING RECORD DATE

Section 5.               In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6.               The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware or as provided in the Certificate of Incorporation.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1.               Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2.               Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

Section 3.               The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

CHECKS

Section 4.               All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 5.               The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 6.               The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

INDEMNIFICATION

Section 7.               (a)    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)      To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d)     Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors of the Corporation who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by stockholders.

(e)      Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f)       The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g)      The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director, officer, employee of agent or the Corporation, or is or was serving at the request of the Corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

(h)     For purposes of this Section, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i)         For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section.

(j)        The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)     All rights of indemnification under this Section 7 shall be deemed a contract between the Corporation and the person entitled to indemnification under this Section 7 pursuant to which the Corporation and each such person intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

ARTICLE VIII

AMENDMENTS

Section 1.               These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal By-laws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-laws.

ARTICLE IX

EMERGENCY BYLAWS

Section 1. (a)                          This article shall be operative during an emergency. An emergency exists for purposes of this section if a quorum of the Corporation’s directors cannot be readily assembled within the time period determined by the Chairman of the Board or President because of an emergency as determined by the Chairman of the Board or President. Such emergency is intended to include events of extraordinary magnitude and may include the declaration of a civil defense emergency, war, enemy attack, other warlike acts, a catastrophic event, disaster or other similar emergency condition, which prevents the conduct and management of the affairs and business of the Corporation by the Board of Directors and officers in the ordinary course as contemplated by the other Articles of these By-laws.. An emergency, once declared by the Chairman of the Board or President, shall be deemed to continue until terminated by resolutions adopted for that purpose by the Board of Directors.

(b)         During an emergency, special meetings of the Board of Directors and of any committee thereof may be called by the Chairman of the Board or the President. Notice of any special or regular meetings of the Board of Directors or any committee need be given only to those directors whom it is practical to reach, may be given in any practical manner and may call a meeting at any time following the notice, including immediately after the notice.

(c)         The directors or sole director in attendance or otherwise participating at a meeting during an emergency shall constitute a quorum of the Board of Directors. Such directors or sole director may temporarily reassign duties and responsibilities of officers, relocate offices, and authorize officers to take emergency actions. Any action taken at a meeting by majority vote of the directors or the sole director in attendance or otherwise participating, shall be the action of the Board of Directors.

(d)         If a quorum of any committee is not in attendance or otherwise participating at a meeting of such committee called during an emergency, any action of such committee may be taken by a majority of the directors or the sole director in attendance or participating in a meeting during such emergency. Alternatively, a majority of such directors or the sole director may temporarily redesignate the membership of committees to serve during the emergency.

(e)         Corporate action taken in good faith during an emergency under this section to further the business affairs of the Corporation shall bind the Corporation and may not be used to impose liability on a director, officer, employee or agent.